ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is entered into as of July 17, 2026 (the "Effective Date"), by and among:

  Anastasiia Reish, an individual with an address at Str. Zencow 25, Krakov, 30-734, Poland (the "Assignor");
  Katarzyna Dzieszuta, an individual with an address at Bursztynowa 16, 95-100 Zgierz, Poland (the "Assignee"); and
  Nex Neo Tech Inc., a Wyoming corporation, with its principal place of business at Krolewska 65a, Krakow, Poland, 30-081 (the "Borrower" or "Company").

RECITALS

WHEREAS, pursuant to that certain Loan Agreement dated January 14, 2025 (the "Loan Agreement"), by and between the Assignor (as Lender) and the Borrower, the Assignor agreed to provide a loan to the Borrower in the principal amount of Three Hundred Thousand United States Dollars ($300,000.00) (the "Loan");

WHEREAS, the Assignor desires to assign, transfer, and convey to the Assignee all of its rights, title, and interest in and to the Loan and the Loan Agreement;

WHEREAS, the Assignee desires to accept the assignment of the Loan and all related rights;

WHEREAS, the Borrower consents to the assignment of the Loan to the Assignee and acknowledges the Assignee as the new creditor;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration (including the payment described below), the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. ASSIGNMENT OF LOAN

1.1 The Assignor hereby irrevocably assigns, transfers, and conveys to the Assignee all of the Assignor’s rights, title, and interest in and to the Loan, the Loan Agreement, and any related documents or claims (collectively, the "Assigned Rights"), including the right to receive repayment of the outstanding principal balance of the Loan.

1.2 The Assignee hereby accepts the assignment of the Assigned Rights and assumes the position of the Lender under the Loan Agreement.

2. CONSIDERATION

As full consideration for the assignment, the Assignee has paid (or will pay concurrently herewith) to the Assignor the sum of $122,319.94, which represents the full outstanding principal balance of the Loan Agreement as of the Effective Date. This assignment forms part of the overall settlement of obligations between the Assignor and Assignee.

3. BORROWER’S CONSENT AND OBLIGATIONS

3.1 The Borrower hereby consents to the assignment of the Loan from the Assignor to the Assignee.

3.2 The Borrower acknowledges and confirms that:

  The Assignee is now the sole and exclusive creditor with respect to the Loan;
  The outstanding principal balance of the Loan Agreement as of the date hereof is $122,319.94. No payment of principal or any other amount has been made by the Borrower to the Assignor under the Loan Agreement since its inception, and the full outstanding principal balance of $122,319.94 is transferred to the Assignee as a continuing obligation of the Borrower.
  No interest has accrued or is payable under the Loan Agreement.

3.3 The Borrower agrees to make all future payments of principal (and any other amounts due) under the Loan directly to the Assignee (or as the Assignee may direct in writing).

3.4 The Borrower reaffirms all of its obligations under the Loan Agreement, which remains in full force and effect in accordance with its original terms. All references in the Loan Agreement to the "Lender" shall hereafter be deemed to refer to the Assignee.

4. REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the others that:

  It has full power and authority to enter into this Agreement and perform its obligations;
  This Agreement constitutes a legal, valid, and binding obligation;
  The Loan is free and clear of any liens, claims, or encumbrances (Assignor);
  There are no defenses, counterclaims, or offsets to the repayment of the Loan (Borrower).

5. MISCELLANEOUS

5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to conflict of laws principles.

5.2 Entire Agreement. This Agreement, together with the Loan Agreement (which remains in full force and effect except as modified hereby), constitutes the entire agreement between the parties and supersedes all prior understandings.

5.3 Amendment. Any modification must be in writing and signed by all parties.

5.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed valid.

5.5 Further Assurances. The parties agree to execute such further documents and take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first written above.

Assignor: Anastasiia Reish Individual Signature: /s/ Anastasiia Reish Date: July 17, 2026	Assignee: Katarzyna Dzieszuta Individual Signature: /s/ Katarzyna Dzieszuta Date: July 17, 2026	Borrower: Nex Neo Tech Inc. Name: Katarzyna Dzieszuta Title: Director Signature: /s/ Katarzyna Dzieszuta Date: July 17, 2026